UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2019

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 16, 2019, the Board of Directors (the “Board”) of Monster Beverage Corporation (the “Company”) nominated ten individuals for election as directors at the Company’s 2019 annual meeting of stockholders, which is scheduled to be held on June 6, 2019 (the “Annual Meeting”).

Current directors Mr. Norman C. Epstein, Mr. Harold C. Taber, Jr., and Ms. Kathy N. Waller will retire from the Board and not stand for re-election when their terms expire at the Annual Meeting.  Accordingly, the slate will include three new director candidates: Ms. Kathleen E. Ciaramello, Ms. Jeanne P. Jackson, and Mr. Steven G. Pizula.  Upon election, Ms. Ciaramello, Ms. Jackson, and Mr. Pizula will receive customary fees and equity awards from the Company for serving as directors in accordance with the Company’s non-employee director compensation program.

Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Gary P. Fayard, Benjamin M. Polk, Sydney Selati, and Mark S. Vidergauz are nominated for re-election to the Board.

Additional information on the three new director candidates is provided below.

Kathleen E. Ciaramello—President, Foodservice and On-Premise Business Unit of The Coca-Cola Company (“TCCC”) from 2013 to the present. Ms. Ciaramello joined The Coca-Cola Company in 1985 and has served in various account management, sales and marketing roles of increasing responsibility, including Group Vice President, Strategic Partnership Marketing from 2006 to 2009 and Vice President East Zone from 2009 to 2013, as well as one of the inaugural members of Coca-Cola’s Women’s Leadership Council.  Ms. Ciaramello has served on the Board of Directors and other various roles of the National Restaurant Association since 2016, the Women’s Foodservice Forum Board of Directors since 2016, and the Board of Directors of the Jack & Jill Late Stage Cancer Foundation. Ms. Ciaramello is European Refreshments’ (an indirect wholly owned subsidiary of TCCC) designee to the Board.

Jeanne P. Jackson—At Nike, Inc., Ms. Jackson served as President and Senior Strategic Advisor to the Chief Executive Officer from June 2016 to August 2017, President of Product & Merchandising from July 2013 to April 2016, President of Direct to Consumer from March 2009 to July 2013. Director of Delta Air Lines since January 2017, Director of The Kraft Heinz Company since July 2015 (previously director of Kraft Foods Group, Inc. from October 2012 to July 2015), and Director of McDonalds Corporation since 1999. Ms. Jackson has previously served on the boards of Nike, Inc., Nordstrom, Inc., Williams-Sonoma, Inc., Motorola Mobility Holdings, Inc., Harrah’s Entertainment Inc. and others. Ms. Jackson is the founder of MSP Capital and served as its Chief Executive Officer from 2002 to 2009 and is again serving as its Chief Executive Officer from 2017 to present. Ms. Jackson has served in senior leadership roles in many organizations, including Wal-Mart.com USA, LLC, the Gap, Inc., Banana Republic, Victoria’s Secret, Saks Fifth Avenue, Walt Disney Attractions, Inc. and Federated Department Stores, Inc.

Steven G. Pizula—Partner at Deloitte & Touche LLP from September 1977 to June 2018. Since joining Deloitte & Touche LLP (then Haskins & Sells) in 1977, Mr. Pizula served as the supervising audit partner on a number of large, multinational public companies in a wide range of industries, including consumer products. Mr. Pizula held various leadership positions at Deloitte & Touche LLP, most recently as Practice Growth Leader for the Pacific Southwest Region and as a Member of the National Committee for Audit Quality, and National Partner Admissions Committee. Mr. Pizula is currently a board member of The Whittier Trust Company, the Arnold and Mabel Beckman Foundation and the Forum for Corporate Directors. Mr. Pizula is a Certified Public Accountant and member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: April 19, 2019	/s/ Hilton H. Schlosberg

Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer